Exhibit 5.1

140 Scott Drive Menlo Park, California 94025 Tel: +1.650.328.4600 Fax: +1.650.463.2600 www.lw.com FIRM / AFFILIATE OFFICES

	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
November 3, 2022	Frankfurt	Seoul
	Hamburg	Shanghai
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

VIA ELECTRONIC MAIL

Satsuma Pharmaceuticals, Inc.

400 Oyster Point Boulevard, Suite 221

South San Francisco, CA 94080

Re:	At-The-Market Issuance of Common Stock, par value $0.0001 per share, having an aggregate offering price of up to $100,000,000

To the addressee set forth above:

We have acted as special counsel to Satsuma Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the sale through Virtu Americas LLC (“Virtu”) as the sales agent from time to time by the Company of shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000, to be issued pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”) initially filed with the Securities and Exchange Commission (the “Commission”) on October 23, 2020 (Registration No. 333-249645) (as so filed and as amended, the “Registration Statement”), a base prospectus dated October 23, 2020 included in the Registration Statement (the “Base Prospectus”), and a prospectus supplement relating to the at-the-market offering of the Shares contemplated by the Sales Agreement (as defined below) dated November 3, 2022 (the “Prospectus Supplement, and together with the Base Prospectus, the “Prospectus”), and a sales agreement dated November 3, 2022 between Virtu and the Company (the “Sales Agreement”).

The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

November 3, 2022

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Sales Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issue of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Amended and Restated Certificate of Incorporation.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated November 3, 2022 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP